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EXHIBIT 5.1

PILLSBURY WINTHROP LLP
50 Fremont Street
San Francisco, CA 94105

July 3, 2001

The Immune Response Corporation
5935 Darwin Court
Carlsbad, CA 92008
Re: Registration Statement on Form S-8

Ladies and Gentlemen:

    With reference to the Registration Statement on Form S-8 to be filed by The Immune Response Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to an aggregate of 1,500,000 shares of the Company's Common Stock issuable pursuant to the Amended and Restated 1989 Stock Plan of The Immune Response Corporation ("1989 Plan") and The Immune Response Corporation 2001 Employee Stock Purchase Plan ("2001 ESPP"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the 1989 Plan or 2001 ESPP, as applicable, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,
/s/ Pillsbury Winthrop LLP
Pillsbury Winthrop LLP

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PILLSBURY WINTHROP LLP 50 Fremont Street San Francisco, CA 94105